SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 2, 2010

OVERHILL FARMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-16699	75-2590292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 East Vernon Avenue, Vernon, California	90058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(323) 582-9977

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its 2010 annual meeting of stockholders on June 2, 2010.  There were 15,823,271 shares of common stock outstanding and entitled to vote at the meeting.  Each holder of record of the Company’s common stock on the record date was entitled to cast one vote per share on each proposal.

Five nominees were presented for election and elected to the Company’s board of directors at the meeting.  The results of the vote for the election of directors were as follows:

Nominee	For	Withheld
James Rudis	10,980,851	312,987
Harold Estes	5,063,483	6,230,355
Geoffrey A. Gerard	10,823,222	470,616
Alexander Auerbach	6,810,488	4,483,350
Alexander Rodetis, Jr.	11,131,324	162,514

        The holders of common stock were also asked to consider and vote upon a proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants to audit the Company’s financial statements for the Company’s fiscal year 2010.  The results of the vote were as follows, and consequently the selection was ratified:

	For	Against	Withheld
Ernst & Young LLP	14,060,744	142,752	45,451

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010		OVERHILL FARMS, INC.

	By:	/s/ Tracy E. Quinn
Tracy E. Quinn,
Interim Chief Financial Officer